EXHIBIT 99.1
                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Common Stock of Nooney Realty Trust, Inc. beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.

KELCOR, INC., a Missouri corporation

By:  /s/ David L. Johnson                            Date: November 18, 1999
         David L. Johnson
         Vice President


 /s/ David L. Johnson                                Date: November 18, 1999
     David L. Johnson


 /s/ Sandra L. Castetter                             Date: November 18, 1999
     Sandra L. Castetter


 /s/ Daniel W. Pishny                                Date: November 18, 1999
     Daniel W. Pishny


 /s/ John W. Alvey                                   Date: November 18, 1999
     John W. Alvey



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